Exhibit 99.1

Existing institutional investors demonstrate confidence with $20 million re-investment in Akerna

DENVER, Oct. 5, 2021 -- Akerna Corp. (“Akerna” and the “Company) (Nasdaq: KERN), a leading enterprise software company, today announced it has entered into a securities purchase agreement for a US $20 million convertible debt financing with existing institutional investors who hold the Company’s currently outstanding convertible notes.

The net proceeds from the issuance of the new senior secured convertible notes (the “Notes”) will be used to support Akerna’s ongoing growth initiatives and continued investment in current and future technology infrastructure.

The financing is in the form of Notes, which are convertible into shares of common stock of Akerna at a conversion price of $4.05 per share. The Notes, maturing on October 5, 2024, have an aggregate face value of $20 million and are being issued with an original issue discount of 10%. The Note do not bear interest except upon the occurrence of an event of default and are to be repaid in monthly installments beginning on January 1, 2022.

Net proceeds from the Notes is expected to be approximately $14.6 million, which includes deductions for the original issue discount, the payment of approximately $3.3 million of amounts owing to payoff the prior convertible notes and payment of expenses. The Company’s unaudited proforma cash balance following the issuance of the Notes is expected to be approximately $19.8 million, which includes the deduction of the $4.5 million payment related to the closing of the Company’s acquisition of 365 Cannabis.

For additional details regarding the securities purchase agreement and the Notes, please reference the Form 8-K filed with the U.S. Securities and Exchange Commission on October 5, 2021.

About Akerna

Akerna (Nasdaq: KERN) is an enterprise software company focused on compliantly serving the cannabis, hemp, and CBD industries. Based in Denver, Colorado, the Company’s mission is to create the world’s most transparent and accountable supply chain by building a cannabis technology ecosystem connecting data points across the global cannabis supply chain from seed to sale to self.

Using connected data and information to propel the cannabis industry forward, Akerna empowers businesses, governments, patients, and consumers to make smart decisions. The Company’s cornerstone technology, MJ Platform, the world’s leading infrastructure as a service platform, powers retailers, manufacturers, brands, distributors, and cultivators. Akerna also offers a complete suite of professional consulting services and data analytics for businesses as well as solo sciences, MJ Freeway, Leaf Data Systems, Trellis, Ample Organics, Viridian Sciences and 365 Cannabis.

Forward-Looking Statements

Certain statements made in this release and any accompanying statements by management are “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. Such forward-looking statements include but are not limited to statements regarding the closing of the issuance of the Notes under the securities purchase agreement, the expected use of net proceeds, the Company’s expected cash balance following the issuance of the Notes, Akerna’s future business plans, Akerna’s potential business strengths in the market and any other statements expressing the views of Akerna’s management on future business results or strategy. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of significant known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Akerna’s control, that could cause actual results or outcomes (including, without limitation, the results of Akerna’s contracts, strategic initiatives, and business plans as described herein) to differ materially from those discussed in the forward-looking statements. Important factors, among others that may affect actual results or outcomes, include (i) Akerna’s ability to recognize the anticipated benefits of being a public company, (ii) competition, (iii) Akerna’s ability to grow and manage growth profitably, (iv) Akerna’s ability to maintain relationships with customers and suppliers and retain its management and key employees, (v) costs related to being a public company, (vi) changes in applicable laws or regulations, (vii) Akerna’s ability to identify, complete and integrate acquisitions, including 365 Cannabis, and achieve expected synergies and operating efficiencies in connection with acquired businesses, (viii) and other risks and uncertainties disclosed from time to time in Akerna’s filings with the U.S. Securities and Exchange Commission, including those under “Risk Factors” therein. Actual results, performance, or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those vary from forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial and other information, are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond Akerna’s control. All information herein speaks only as of the date hereof, in the case of information about Akerna, or the date of such information, in the case of information from persons other than Akerna. Akerna undertakes no duty to update or revise the information contained herein. Forecasts and estimates regarding Akerna’s industry and end markets are based on sources believed to be reliable; however, there can be no assurance these forecasts and estimates will prove accurate in whole or in part.

This press release does not constitute an offer to sell or a solicitation of an offer to buy securities of the Company nor shall there be any sell of securities of the Company in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The securities to be issued in connection with the transactions described in this press release have not been and will not be registered under the Securities Act of 1933, as amended, or any applicable state securities laws and may not be offered or sold absent such registration or an available exemption therefrom.

Media Contact:

Georgia Jablon

Pr@akerna.com